Exhibit 10.12

  Redwood Management, LLC.
16850 Collins Ave Ste 112-341
Sunny Isles, Florida 33160
Tel (305) 466-1577

April 30th 2014

Las Vegas Railway Express, Inc.
6650 Via Austi Parkway Suite 140
Las Vegas, NV 89119

This letter is subject to the parties entering into formal agreements setting forth their respective rights and obligations. Such agreements will contain customary representations, warranties and indemnifications. The material terms of the offering (the "Offering") are set forth below:

Issuer	Las Vegas Railway Express, Inc. (the "Issuer")

Placement Agent	NIA

Securities	Convertible Promissory Note (the "Notes")

Principal Amount	$83,333.33 upon execution; $83,333.33 one month after execution; $83,333.33 two months after execution.

Maturity of the Notes	Six (6) month maturity (the "Maturity")

Interest on the Notes	10% guaranteed interest payable regardless of how long the debenture remains outstanding

Conversion Price	45% of the lowest traded price of the previous 20 days

Redemption	The Company may redeem the outstanding principal and interest at 130%.

No Short Sales	The investor will not engage in any short sales with respect to the Common Stock until the later of Maturity or conversion of the Notes.

Rule 144	The Notes will be convertible at any time, in whole or in part, subject to Rule 144.

Right of First Refusal	Investors will have a 72-hour Right of First Refusal to participate in any subsequent offering on the same terms as such offering.

Opinion Letter	The Issuer shall be responsible for supplying an opinion letter specific to the fact that the Common Stock issued pursuant to conversion of the Convertible Notes is exempt from Registration Requirements pursuant to Rule 144 (so long as the requirements of Rule 144 are satisfied). Investors will accept a "blanket" opinion letter that applies to the entirety of the Convertible Note so long as it is acceptable to Issuer's Transfer Agent. Should the Issuer require an attorney to act in this capacity, the investors may recommend one, with all costs to be born solely by the Issuer.

Events of Default	In the Event of a Default, which will be further outlined in the Closing Documents, the Investor shall have the right to convert the Notes into shares of common stock at a default conversion price equal to 40% of the lowest traded price in the 15 days prior to conversion.

Confidentiality	The existence of this term sheet and the individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Issuer, the investors and their respective legal advisors.

Legal Fees	NIA

In WITNESS WHEREOF, Issuer has caused this term sheet to be signed in its name by its duly authorized officer this day of April 2014.

By: /s/Michael Barron

Michael Barron

CEO